Exhibit 10.4

NOV INC. LONG-TERM INCENTIVE PLAN

Nonqualified Stock Option Agreement

Grantee:	«Name»
Date of Grant:	February ___, 202__
Exercise Price per Share	$
Number of Option Shares Granted:	«Shares»
1.
Notice of Grant. NOV Inc. (the “Company”) is pleased to notify you that you have been granted an option (the “Option”) to pursuant to the number of shares of Stock of the Company set forth above pursuant to the NOV Inc. Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Agreement. A copy of the Plan is annexed to this Option Agreement (this “Agreement”) and shall be deemed a part hereof as if fully set forth herein.
2.
Options. The Option is subject to the following terms, which you are deemed to accept by accepting this Award. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Code.
(a)
Vesting. Subject to the further provisions of this Agreement, the Option shall become vested in accordance with the following schedule:

VESTING DATE VESTED PERCENTAGE

February , 2025 33-1/3%

February , 2026 33-1/3%

February , 2027 33-1/3%

Subject to the terms of any applicable employment agreement or severance agreement between you and the Company (both hereinafter referred to together as the “Employment Agreements”), any portion of the Option that does not become vested on or before the date of your Termination shall be forfeited to the Company for no consideration on the date of your Termination for any reason, other than as provided in the remaining provisions of this Section 2. If your employment is terminated by the Company for Cause, the Option automatically shall be cancelled and may not be exercised following your Termination.

(b)
Exercise. The Option may be exercised, in whole or in part, only to the extent vested as provided in this Section 2. Except as otherwise provided in the remaining provisions of this Section 2, the vested portion of the Option may be exercised during the period between the date it becomes vested and the earlier of (i) three (3) months after your Termination, or (ii) ten (10) years from the above Date of Grant. There is no minimum or maximum number of Option shares that must be purchased upon exercise of the Option.

(c)
Method of Payment. Payment of the aggregate Exercise Price for the Shares being purchased pursuant to this Option may be by any of the following, or a combination thereof: (i) cash; (ii) by certified or cashier’s check payable to the order of the Company, free from all collection charges or, if approved in advance by the Company, any other form of check acceptable to the Company; (iii) consideration received by the Company under a “cashless broker” exercise program approved by the Company; (iv) the constructive surrender of shares already owned by you; or (e) with the consent of the Company (or the Committee if you are subject to Section 16(b) of the Exchange Act), withholding Shares to be acquired upon exercise of the Option. The Option shall be deemed to have been exercised with on the first date upon which the Company receives the notice of exercise, payment of the purchase price and all other documents, information and amounts required in respect of such exercise by the Plan or this Agreement.
(d)
Accelerated Vesting. Notwithstanding the preceding, some or all of your Option may become vested as follows:
(i)
Change of Control Termination. In the event of your Change in Control Termination, the unvested portion of your Option shall become fully vested and exercisable on your date of Termination.
(ii)
Disability. If your employment with the Company terminates by reason of Disability, the unvested portion of your Option shall become fully vested and exercisable on your date of Termination. In addition, the Option may be exercised at any time, by you or by your guardian or legal representative, within 10 years from the above Date of Grant (or, if you die during such period, by your estate or the person who acquires the Option by will or the laws of descent and distribution).
(iii)
Death. If your employment with the Company terminates by reason of death, the unvested portion of Option shall become fully vested and exercisable on the date of your death. In addition, your estate (or the person who acquires the Option by will or the laws of descent and distribution) may exercise the Option at any time within 10 years from the above Date of Grant.

Notwithstanding the preceding, the provisions of the Employment Agreements concerning the vesting of your Option are incorporated hereby and made a part of this Agreement. In the event of any conflict between the Employment Agreements and this Agreement, the terms of the Employment Agreements shall control. In addition, if your employment with the Company terminates or is terminated under circumstances constituting retirement under any then-existing Board-approved retirement policy or program, vesting and exercise of your Option, as applicable, shall be determined in accordance with such retirement policy or program.

3.
Award Acceptance. The Option award is subject to your unequivocal acceptance of the terms and conditions of this Agreement, which shall be evidenced by your compliance with the online acceptance instructions provided by the Company.
4.
Withholding of Tax. To the extent that the exercise of the Option results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law the Company shall withhold a number of shares that would otherwise be delivered on exercise that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld to meet your tax withholding obligations, unless you, at your option, deliver to the Company or the Subsidiary such amount of money as the Company or the Subsidiary may require to meet its withholding obligations in lieu of the withholding of shares. No delivery of shares of Stock shall be made under the Option until the applicable tax withholding requirements of the Company or Subsidiary have been satisfied in full.

Regardless of any action the Company or Subsidiary that employs you takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company or Subsidiary that employs you (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, the exercise of the Option and delivery of shares of Stock or the receipt of an equivalent cash payment, the subsequent sale of any shares of Stock acquired pursuant to the Award; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

If your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company or Subsidiary may withhold a portion of the shares of Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld by the Company or Subsidiary with respect to the shares of Stock. The cash equivalent of the shares withheld will be used to settle the obligation to withhold the Tax-Related Items. No fractional shares of Stock will be withheld or issued pursuant to the exercise of the Option and the issuance of shares of Stock hereunder. Alternatively, the Company or Subsidiary may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Stock or, through your salary or other amounts payable to you, you (or your estate) may not exercise the Option unless and until satisfactory arrangements (as determined by the Company) have been made by you with respect to the payment of any Tax-Related Items which the Company or Subsidiary determines, in its sole discretion, must be withheld or collected with respect to such exercise. By accepting this Award you expressly consent to the withholding of shares of Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Award and any shares of Stock delivered in payment thereof are your sole responsibility.

5.
Miscellaneous.
(a)
Entire Agreement; Governing Law. The Option is granted under and governed by the terms and conditions of the Plan, this Agreement and any country specific addendum to this Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of any conflict between the Plan, the Employment Agreements and this Agreement, the terms of the Plan shall control. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Texas.
(b)
Employment Relationship. For purposes of this Agreement, you will be considered to be in the employment of the Company as long as you remain an employee of either the Company or Subsidiary. Nothing in the adoption of the Plan or the award of the Option thereunder pursuant to this Agreement shall confer upon you the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, you shall be on an at-will basis, and the employment relationship may be terminated at any time by either you or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a Termination of your employment, and the cause of such Termination, shall be determined by the Committee, and its determination shall be final. For purposes of this Agreement, “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company or any Subsidiary.
(c)
Corporate Acts. The existence of the Option shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
(d)
Transfer Restrictions. You may not sell, transfer, pledge, exchange, hypothecate or dispose of any portion of the Option in any manner otherwise than by will or by the laws of descent or distribution. A breach of these terms of this Agreement shall cause a forfeiture of the Option.
(e)
Forfeiture in Certain Circumstances (“Clawback”). The Committee may, at its sole discretion, terminate this Award, recover any shares of Stock issued in connection herewith, and any dividends paid with respect thereto, or otherwise seek reimbursement therefor as required or provided for in accordance with the Company’s Compensation Recovery Policy and any other clawback policies adopted by the Company.
(f)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you.
(g)
Shareholder Rights. The Option granted pursuant to this Agreement does not and shall not entitle you to any rights of a holder of shares of Stock prior to the date that shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Option shall remain forfeitable as stated in this Agreement.
(h)
Local Laws. If your service terminates (whether or not in breach of local labor laws), the effective date of such termination of service for all purposes of this Agreement will be extended by any notice period mandated under local law (e.g., active employment would include a period of “garden leave” or similar period pursuant to local law); the Company shall have the exclusive discretion to determine when you are no longer employed for purposes of this Award.
(i)
No Waiver. No failure by either party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.
6.
Definitions. Unless the context otherwise requires, all terms that are not defined in this Agreement but which are defined in the Plan shall have the same meaning given to them in the Plan when used herein. Notwithstanding the preceding, if you are a party to a written employment or severance agreement with the Company which defines one or more of the terms below, the definition in that agreement shall be incorporated into this Agreement and apply.
(a)
“Act” means the Securities Exchange Act of 1934, as amended.
(b)
“Cause” shall mean you have (i) engaged in gross negligence or willful misconduct in the performance of your duties and responsibilities respecting your position with the Company; or (ii) a final conviction of a felony or a misdemeanor involving moral turpitude.
(c)
“Change of Control” shall mean: (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.
(d)
“Change in Control Termination” means your termination from employment with the Company on or within twelve months following a Change of Control that is either (i) initiated by the Company for reasons other than for “Cause”, or (ii) initiated by you after (a) a reduction by the Company of your authority, duties or responsibilities immediately prior to the Change of Control (excluding for this purpose (A) an insubstantial reduction of such authorities, duties or responsibilities or an insubstantial reduction of your offices, titles and reporting requirements, or (B) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you), (b) a reduction of your base salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: base salary, participation in an annual bonus plan, and participation in a long-term incentive plan), or (c) your transfer, without your express written consent, to a location which is outside the general metropolitan area in which your principal place of business immediately prior to the Change of Control may be located or the Company's requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control.

(e)
“Disability” has the meaning provided in the Company’s long-term disability plan. If you are not eligible for the Company’s long-term disability plan, any determination of disability shall be made by the Committee based on the definition of disability provided in the Company’s long-term disability plan.
(f)
“Termination” means your “separation from service” (as defined in Section 409A of Internal Revenue Code of 1986, as amended, including any regulatory guidance issued thereunder) from the Company as an employee, director, consultant or other service provider.